UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.3
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
          On November 12, 2007, Smith Micro Software, Inc. (the “Company”) and E Frontier Acquisition Corporation (“Acquisition Co.”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which they agreed to acquire substantially all of the assets (the “Acquisition”) of e frontier America, Inc., a wholly-owned subsidiary of e frontier, Inc. (collectively “e frontier”), including e frontier’s AquaZone® and Poser® product suites. The completion of the Acquisition is subject to customary closing conditions. The Board of Directors of each of the Company and e frontier approved the Acquisition and the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, e frontier has agreed to indemnify the Company against any and all claims and losses incurred or suffered by the Company as a result of, among other things, any inaccuracy of any representation or warranty of e frontier contained in the Asset Purchase Agreement.
          The aggregate consideration to be paid by the Company for the Acquisition is $6,000,000 in cash, of which $1,000,000 will be withheld as security for satisfaction of certain indemnification obligations pursuant to the terms of the Asset Purchase Agreement.
          The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on November 15, 2007 regarding the execution of the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
          The Asset Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and e frontier. The Asset Purchase Agreement contains representations and warranties that each of the Company and e frontier made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
          The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information.
          The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(d) Exhibits.

2.3	Asset Purchase Agreement, dated November 12, 2007, by and among Smith Micro Software, Inc., E Frontier Acquisition Corporation, e frontier, Inc. and e frontier America, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Smith Micro Software, Inc. issued on November 15, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: November 15, 2007	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.3	Asset Purchase Agreement, dated November 12, 2007, by and among Smith Micro Software, Inc., E Frontier Acquisition Corporation, e frontier, Inc. and e frontier America, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Smith Micro Software, Inc. issued on November 15, 2007.